As filed with the Securities and Exchange Commission on August 30, 2024
Registration No. 333-168283
Registration No. 333-181326
Registration No. 333-188495
Registration No. 333-196972
Registration No. 333-238176

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________________________

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-168283
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-181326
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-188495
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-196972
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-238176

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GREEN DOT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	95-4766827 (I.R.S. Employer Identification No.)

114 W 7th Street, Suite 240 Austin, Texas 78701 (Address of Principal Executive Offices) (Zip Code)

Inducement Stock Option Award
Inducement Restricted Stock Unit Award
Inducement Performance-based Restricted Stock Unit Award
2010 Equity Incentive Plan
2010 Employee Stock Purchase Plan
Second Amended and Restated 2001 Stock Plan
Non-Plan Stock Option Award Granted by Registrant
Non-Plan Restricted Stock Unit Award Granted by Registrant

(Full Title of the Plans)
__________________________________________________

George Gresham President and Chief Executive Officer Green Dot Corporation 114 W 7th Street, Suite 240 Austin, Texas 78701
(Name and Address of Agent For Service)

(626) 765-2000
(Telephone Number, including area code, of agent for service)
__________________________________________________
Copies to:
William L. Hughes, Esq.
Orrick, Herrington & Sutcliffe LLP
405 Howard Street
San Francisco, California 94105
(415) 773-5700
__________________________________________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE:
REMOVAL OF SECURITIES FROM REGISTRATION

The offerings contemplated by these Registration Statements on Form S-8 (the “Registration Statements”) have terminated. Pursuant to the undertakings contained in Part II of each of the Registration Statements, the Registrant is removing from registration, by means of a post-effective amendment to each of the Registration Statements (the “Post-Effective Amendments”), any shares of Class A common stock, $0.001 par value per share, or Class B common stock, $0.001 par value per share (“Common Stock”), registered under the following Registration Statements which remained unsold at the termination of the offering: Registration Nos. 333-168283, 333-181326, 333-188495, 333-196972 and 333-238176.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933 and Rule 478, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on August 30, 2024.

Green Dot Corporation

Date:	August 30, 2024	By:	/s/ Amy Pugh
		Name:	Amy Pugh
		Title:	General Counsel and Secretary